                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                      RARE HOSPITALITY INTERNATIONAL, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                           [RARE HOSPITALITY LOGO]

                              8215 ROSWELL ROAD
                                 BUILDING 200
                            ATLANTA, GEORGIA 30350

                                                                  April 25, 1997

Dear Shareholder:

     You are cordially invited to attend the Annual Meeting of Shareholders of RARE Hospitality International, Inc., which will be held at the Ritz-Carlton Buckhead, 3434 Peachtree Road, Atlanta, Georgia, on Tuesday, May 20, 1997, at 3:00 p.m. local time.

     I hope you are planning to attend the meeting so that you can become acquainted with the members of our Board of Directors and our management team. The items of business that will be considered and voted upon this year are explained in the accompanying Proxy Statement. Even if you are planning to attend and to vote your shares in person, please complete the enclosed proxy card and return it to us.

     If you have any questions about the Proxy Statement or the 1996 Annual Report to Shareholders, please contact Ms. Anne D. Huemme at (770) 399-9595.

     We look forward to seeing you on May 20, 1997.

                                           Sincerely,
                                           /s/ GEORGE W. McKERROW, JR.
                                           GEORGE W. McKERROW, JR.
                                           Chairman of the Board of Directors

                      RARE HOSPITALITY INTERNATIONAL, INC.
                               8215 ROSWELL ROAD
                                  BUILDING 200
                             ATLANTA, GEORGIA 30350

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 20, 1997

     Notice is hereby given that the Annual Meeting of Shareholders (the "Meeting") of RARE Hospitality International, Inc. (the "Company"), will be held at the Ritz-Carlton Buckhead, 3434 Peachtree Road, Atlanta, Georgia, on Tuesday, May 20, 1997, at 3:00 p.m. local time, for the following purposes:

          1. To elect three directors in Class II to serve until the 2000 Annual Meeting of Shareholders.

          2. To ratify the selection of KPMG Peat Marwick LLP as the Company's independent auditors to serve for the fiscal year ending December 28, 1997.

          3. To transact such other business as may properly come before the Meeting or any adjournments thereof.

     Only those shareholders of record at the close of business on April 14, 1997, are entitled to notice of and to vote at the Meeting and any adjournments thereof. The transfer books will not be closed. A complete list of shareholders entitled to vote at the Meeting will be available at the Meeting.

                                           By Order of the Board of Directors,



                                           /s/  ANNE D. HUEMME
                                           ANNE D. HUEMME
                                           Secretary

Atlanta, Georgia
April 25, 1997

     WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING IN PERSON, PLEASE VOTE, SIGN, DATE, AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENCLOSED BUSINESS REPLY ENVELOPE. IF YOU DO ATTEND THE MEETING YOU MAY, IF YOU WISH, WITHDRAW YOUR PROXY AND VOTE IN PERSON.

                      RARE HOSPITALITY INTERNATIONAL, INC.
                               8215 ROSWELL ROAD
                                  BUILDING 200
                             ATLANTA, GEORGIA 30350

                                                                  April 25, 1997

                                PROXY STATEMENT
         FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 20, 1997

                                  INTRODUCTION

     This Proxy Statement is furnished to shareholders of RARE Hospitality International, Inc., a Georgia corporation (herein, unless the context otherwise requires, the "Company"), in connection with the solicitation of proxies by the Company's Board of Directors from holders of the outstanding shares of common stock of the Company ("Common Stock") for use at the Annual Meeting of Shareholders to be held at the Ritz-Carlton Buckhead, 3434 Peachtree Road, Atlanta, Georgia, on Tuesday, May 20, 1997, at 3:00 p.m. local time, and at any adjournments thereof (the "Meeting").

     The Meeting will be held for the following purposes: (i) to elect three directors in Class II to serve until the 2000 Annual Meeting of Shareholders;
(ii) to ratify the selection of KPMG Peat Marwick LLP as the Company's independent auditors for the fiscal year ending December 28, 1997; and (iii) to transact such other business as may properly come before the Meeting.

     The Company's mailing address and the location of its principal executive offices is 8215 Roswell Road, Building 200, Atlanta, Georgia 30350. This Proxy Statement and the accompanying Proxy are first being mailed to shareholders of the Company on or about April 25, 1997.

SHAREHOLDERS ENTITLED TO VOTE

     Only shareholders of record of the Company at the close of business on April 14, 1997 (the "Record Date"), will be entitled to notice of, and to vote at, the Meeting. On the Record Date, there were 11,662,525 shares of Common Stock issued and outstanding held by approximately 426 shareholders of record. Notwithstanding the Record Date specified above, the Company's stock transfer books will not be closed and shares may be transferred subsequent to the Record Date. However, all votes must be cast in the names of shareholders of record on the Record Date.

QUORUM AND VOTING REQUIREMENTS

     The presence, in person or by proxy, of the holders of a majority of the votes entitled to be cast on a matter at the Meeting will constitute a quorum to conduct business at the Meeting. Pursuant to the Bylaws of the Company, holders of Common Stock will be entitled to one vote for each share held.

     The election of directors will require the affirmative vote of a majority of the shares represented at the Meeting and entitled to vote, provided a quorum is present. With respect to the election of directors, shareholders may: (1) vote "for" all of the director nominees; (2) "withhold" authority to vote for all of the nominees; or (3) withhold authority to vote for any individual nominee or nominees but vote for all other nominees. In the election of directors, votes to withhold authority and broker nonvotes (which occur when shares held by brokers or nominees for beneficial owners are voted on some matters but not on others), both of which are considered present at the Meeting and counted for purposes of establishing a quorum, will have the same effect as a vote "against" the nominee.

     The ratification of the appointment of KPMG Peat Marwick LLP as independent auditors will require that votes cast in favor of the proposal exceed the votes cast against the proposal, provided a quorum is present. With respect to the approval of the auditors, shareholders may: (1) vote "for" approval; (2) vote

"against" approval; or (3) "abstain" from voting on the proposal. Abstentions and broker nonvotes will have no effect on the approval of the auditors.

PROXIES

     If the enclosed Proxy is executed, returned in time and not revoked, the shares represented thereby will be voted in accordance with the instructions indicated in such Proxy. IF NO INSTRUCTIONS ARE INDICATED, SUCH PROXIES WILL BE VOTED (I) FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR OF THE COMPANY, (II) FOR RATIFICATION OF THE SELECTION OF KPMG PEAT MARWICK LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 28, 1997, AND (III) IN THE SOLE DISCRETION OF THE PROXIES AS TO ANY OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING.

     A shareholder who has given a Proxy may revoke it at any time prior to its exercise at the Meeting by (i) giving written notice of revocation to the Secretary of the Company, (ii) properly submitting to the Company a duly executed Proxy bearing a later date, or (iii) appearing at the Meeting and voting in person. All written notices of revocation of Proxies should be addressed as follows: RARE Hospitality International, Inc., 8215 Roswell Road, Building 200, Atlanta, Georgia 30350, Attention: Ms. Anne D. Huemme, Secretary.

                                   PROPOSAL I

                             ELECTION OF DIRECTORS

     The Company's Board of Directors has nominated Messrs. George W. McKerrow, Jr., Richard E. Rivera and Edward P. Grace, III for election as Class II directors to hold office until the 2000 Annual Meeting of Shareholders of the Company and until their successors shall have been elected and qualified.

     It is believed that all of the nominees will be available and able to serve as directors. It is anticipated that management shareholders of the Company will grant authority to vote for the election of all the nominees.

     The Company's Board of Directors is divided into three classes, with three directors in each of Classes I, II and III. Messrs. McKerrow, Sr., Chapman and Metz are directors in Class I and their terms expire at the 1999 Annual Meeting of Shareholders. Messrs. McKerrow, Jr., Rivera and Grace are directors in Class II and their terms expire at the 1997 Annual Meeting of Shareholders. Messrs. San Martin and Pawly are directors in Class III and their terms expire at the 1998 Annual Meeting of Shareholders. There is currently a vacant director's position in Class III.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE THREE NOMINEES FOR ELECTION AS DIRECTORS. THE AFFIRMATIVE VOTE OF A MAJORITY OF THE SHARES REPRESENTED AND ENTITLED TO VOTE AT THE MEETING AT WHICH A QUORUM IS PRESENT IS REQUIRED FOR THE ELECTION OF THE NOMINEES.

CERTAIN INFORMATION CONCERNING NOMINEES AND DIRECTORS

     The following table sets forth the names of the nominees and of the directors continuing in office, their ages, the year in which each was first elected a director, their position(s) with the Company, their principal occupations and employers for at least the last five years, and any other directorships held by them in certain other companies. For information concerning membership on committees of the Board of Directors, see "Meetings of the Board of Directors and Committees" below. For information concerning directors' ownership of Common Stock, see "Beneficial Owners of More Than Five Percent of the Company's Common Stock; Shares Held by Directors and Executive Officers" below.

                       NOMINEES TO THE BOARD OF DIRECTORS

                                    CLASS II
                       TERM EXPIRING ANNUAL MEETING 2000

                                                 POSITIONS WITH THE COMPANY, PRINCIPAL OCCUPATIONS
                                                        DURING AT LEAST THE PAST FIVE YEARS,
NAME AND YEAR FIRST ELECTED A DIRECTOR  AGE                   AND OTHER DIRECTORSHIPS
--------------------------------------  ---      -------------------------------------------------
George W. McKerrow, Jr................  46    Mr. McKerrow, Jr. is the Chairman of the Board of Directors
  1982                                        of the Company, a position he has held since February
                                              1994. Mr. McKerrow previously served as President and a
                                              director of the Company from its organization in 1982
                                              until February 1994. Before opening the first LongHorn
                                              Steakhouse restaurant in 1981, Mr. McKerrow, Jr. was the
                                              Southeastern Regional Manager of Victoria Station
                                              Restaurants. Mr. McKerrow, Jr. is the son of George W.
                                              McKerrow, Sr., a director of the Company.
Richard E. Rivera.....................  50    Mr. Rivera became the Company's President and Chief
  1994                                        Executive Officer in February 1994. From March 1988
                                              until he joined the Company in February 1994, Mr. Rivera
                                              served as President and Chief Executive Officer of TGI
                                              Friday's, Inc., an operator and franchisor of
                                              restaurants. Mr. Rivera also serves as a member of the
                                              Casa Ole, Inc. Board of Directors and is a member of
                                              both the audit and compensation committees of that
                                              Board.
Edward P. Grace, III..................  46    Mr. Grace became a director in September 1996 pursuant to
  1996                                        the acquisition of Bugaboo Creek Steak House, Inc. by
                                              the Company. Mr. Grace serves as President of Phelps
                                              Grace International, Inc., a developer and operator of
                                              restaurants. From 1989 until September 1996, Mr. Grace
                                              served as Chairman of the Board, President and Chief
                                              Executive Officer of Bugaboo Creek Steak House, Inc., an
                                              operator of restaurants.

               MEMBERS OF BOARD OF DIRECTORS CONTINUING IN OFFICE

                                   CLASS III
                       TERM EXPIRING ANNUAL MEETING 1998

                                                 POSITIONS WITH THE COMPANY, PRINCIPAL OCCUPATIONS
                                                        DURING AT LEAST THE PAST FIVE YEARS,
NAME AND YEAR FIRST ELECTED A DIRECTOR  AGE                   AND OTHER DIRECTORSHIPS
--------------------------------------  ---      -------------------------------------------------
Ronald W. San Martin..................  49    Mr. San Martin serves as President of 490 East Paces Ferry,
  1985                                        Inc., a developer and operator of restaurants, and has
                                              held the position of Chief Financial Officer, since June
                                              1995, and Secretary, since January 1996, of We're Cookin
                                              Inc., a restaurant operating company. Mr. San Martin was
                                              the Chief Financial Officer and the Secretary of the
                                              Company from May 1985 until June 1995. Prior to joining
                                              the Company, Mr. San Martin was a tax manager at Evans,
                                              Snyder & Co., Certified Public Accountants.
John G. Pawly.........................  68    Mr. Pawly has retired as a senior Consultant for Attwood
  1993                                        Corporation, a manufacturer of boating accessories and
                                              general hardware, a position he held since its merger in
                                              January 1994 with Pawly Industries Corporation, a
                                              privately held manufacturer of boating accessories. Mr.
                                              Pawly served as President and principal shareholder of
                                              Pawly Industries Corporation and Chairman and Chief
                                              Executive Officer of L.S. Brown Co., a division of Pawly
                                              Industries Corporation, for more than five years prior
                                              to January 1994.

                                    CLASS I
                       TERM EXPIRING ANNUAL MEETING 1999

                                                 POSITIONS WITH THE COMPANY, PRINCIPAL OCCUPATIONS
                                                           DURING AT LEAST THE PAST FIVE
NAME AND YEAR FIRST ELECTED A DIRECTOR  AGE                YEARS, AND OTHER DIRECTORSHIPS
--------------------------------------  ---   --------------------------------------------------------
George W. McKerrow, Sr. ..............  71    Mr. McKerrow, Sr. was Chairman of the Board of Directors of
  1982                                        the Company from its organization in 1982 until February
                                              1994 and continues as a director and employee of the
                                              Company. Before joining the Company, Mr. McKerrow, Sr.
                                              was the Vice President and General Manager of the
                                              Dairypak Division of Champion International Corporation.
                                              Mr. McKerrow's son, George W. McKerrow, Jr. is the
                                              Chairman of the Board of Directors of the Company.
Don L. Chapman........................  57    Mr. Chapman is President and Chief Executive Officer of Tug
  1982                                        Manufacturing Corporation, a manufacturer of aircraft
                                              towing equipment, a position he has held for more than
                                              five years. Mr. Chapman is also a director of The Omni
                                              Insurance Group, Inc., and ValuJet Airlines, Inc. and
                                              serves on the compensation committee of both of these
                                              boards.
John C. Metz..........................  57    Mr. Metz has served as Chairman and Chief Executive Officer
  1995                                        of Metz Enterprises, Inc., a contract food management
                                              and retail restaurant operations company, since 1987.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

     Board of Directors. The property, affairs and business of the Company are under the general management of its Board of Directors as provided by the laws of Georgia and the Bylaws of the Company. The Company has standing Audit, Compensation and Stock Option Committees of the Board of Directors and does not have a Nominating Committee.

     Audit Committee. The members of the Audit Committee are Don L. Chapman and John G. Pawly. The Audit Committee recommends the independent accountants for approval by the Board of Directors to audit the financial statements of the Company, which includes an inspection of the books and accounts of the Company, and reviews with such accountants the scope of their audit and their report thereon, including any questions and recommendations that may arise relating to such audit and report or the Company's internal accounting procedures. The Audit Committee held one meeting during the 1996 fiscal year.

     Compensation Committee.  The members of the Compensation Committee are Don
L. Chapman, John C. Metz and John G. Pawly. The function of the Compensation Committee is to review and approve the compensation of executive officers including salary, bonus and other annual compensation awards. The Compensation Committee reports to the Board of Directors. The Compensation Committee held two meetings during the 1996 fiscal year.

     Stock Option Committee.  The members of the Stock Option Committee are Don
L. Chapman, John C. Metz and John G. Pawly. The Stock Option Committee establishes targets and then recommends incentive awards under the incentive compensation plans of the Company for executive officers and other key personnel of the Company. The Stock Option Committee held one meeting during the 1996 fiscal year.

     During the 1996 fiscal year, the Company's Board of Directors met ten times. Each director, during the period he was a director, attended at least 75% of the aggregate number of meetings of the Board of Directors and each of the Committees of the Board of Directors of which he was a member.

EXECUTIVE OFFICERS OF THE COMPANY

     Except for Messrs. McKerrow, Jr., and Rivera discussed above, the following table sets forth the names of the executive officers of the Company, their ages, their position(s) with the Company, their principal occupations and employers for at least the last five years, and any other directorships held by them in certain other companies. For information concerning ownership of Common Stock, see "Beneficial Owners of More Than Five Percent of the Company's Common Stock; Shares Held by Directors and Executive Officers" below.

                                                POSITIONS WITH THE COMPANY, PRINCIPAL OCCUPATIONS
NAME                                   AGE             DURING AT LEAST THE PAST FIVE YEARS
----                                   ---   --------------------------------------------------------
Anne D. Huemme.......................  35    Ms. Huemme became the Company's Chief Financial Officer
                                             and Secretary in June 1995. For more than five years
                                             prior to joining the Company, Ms. Huemme held various
                                             positions at Pizza Hut, Inc., including Division
                                             Director of Asset Development and regional Finance
                                             Director.
Robert Ferngren......................  42    Mr. Ferngren became the Company's Executive Vice
                                             President for the LongHorn Steakhouse concept in
                                             February 1997. Prior to joining the Company, he had
                                             served as President and Chief Executive Officer of Fresh
                                             Choice, Inc., a publicly-held operator of restaurants
                                             with 51 restaurants and approximately $80 million in
                                             revenues. Before joining Fresh Choice, Inc., Mr.
                                             Ferngren was President and Chief Executive Officer of
                                             America's Clubhouse Grill, Inc., a company he founded in
                                             1993 after having held various positions from 1981 with
                                             S&A Restaurant Corporation/ Bennigans, including
                                             Director of Operations and President.

                                                POSITIONS WITH THE COMPANY, PRINCIPAL OCCUPATIONS
NAME                                   AGE             DURING AT LEAST THE PAST FIVE YEARS
----                                   ---   --------------------------------------------------------
Eugene I. Lee........................  36    Mr. Lee became the Company's Executive Vice President
                                             for the Bugaboo Creek Steak House concept in January
                                             1997. For more than five years prior to joining the
                                             Company, he occupied various positions with Uno
                                             Restaurant Corporation, an operator of restaurants,
                                             including Senior Vice President -- Operations.
OTHER KEY EMPLOYEES

Lane G. Schmiesing...................  40    Mr. Schmiesing became the Vice President of Marketing
                                             for the LongHorn Steakhouse concept in May 1994. From
                                             May 1992 to May 1994, Mr. Schmiesing was a principal
                                             with Foodservice Marketing Solutions, a marketing
                                             consultant to the food service industry. For more than
                                             five years prior to May 1992, Mr. Schmiesing held
                                             various positions with Bonanza Restaurants including
                                             Senior Vice President of Marketing.
Kirk M. Hermansen....................  32    Mr. Hermansen became the Company's Vice President of
                                             Development in May 1994. For more than five years prior
                                             to joining the Company, Mr. Hermansen held various
                                             positions with TGI Friday's, Inc. including Real Estate
                                             Analyst and Director of Real Estate.
Nancy J. Winship.....................  38    Ms. Winship became the Company's Vice President of Human
                                             Resources in January 1997. Prior to that, she held
                                             various positions at the Company including Director of
                                             Human Resources starting in 1995, Director of Recruiting
                                             and Training starting in 1994, and Management Recruiter
                                             starting in 1992. Before joining the Company, Ms.
                                             Winship served in management recruiting at Cracker
                                             Barrel Old Country Store, Inc.

BENEFICIAL OWNERS OF MORE THAN FIVE PERCENT OF THE COMPANY'S COMMON STOCK; SHARES HELD BY DIRECTORS AND EXECUTIVE OFFICERS

     Based solely on information made available to the Company, the following table sets forth certain information with respect to the beneficial ownership of the Company's Common Stock as of April 14, 1997, by (i) each person who is known by the Company to beneficially own more than 5% of the outstanding shares of Common Stock of the Company, (ii) each director and nominee for director of the Company, (iii) the Named Executive Officers of the Company (as defined under "Executive Compensation" below), and (iv) all of the Company's executive officers and directors as a group.

                                                              SHARES BENEFICIALLY OWNED
                                                              --------------------------
NAME(1)                                                        SHARES            PERCENT
-------                                                       ---------          -------
George W. McKerrow, Jr......................................    505,000(2)         4.33%
Richard E. Rivera...........................................    275,000(3)         2.36%
Ronald W. San Martin........................................    225,000(4)         1.93%
George W. McKerrow, Sr......................................    516,100(5)         4.42%
Edward P. Grace, III........................................  1,479,924(6)        12.69%
Don L. Chapman..............................................     18,000(7)(8)         *
John G. Pawly...............................................     19,000(7)            *
John C. Metz................................................      3,000(9)            *
William A. Burnett(9).......................................     36,480(11)           *
Anne D. Huemme..............................................     11,700(12)           *
Lane G. Schmiesing..........................................     20,560(13)           *
  All executive officers and directors as a group (eleven
     persons)...............................................  3,089,524(14)        26.5%

---------------

   * Less than one percent.
 (1) The named shareholders have sole voting and investment power with respect to all shares shown as being beneficially owned by them, except as otherwise indicated. Shares of Common Stock underlying options to purchase Common Stock are deemed to be outstanding for the purpose of computing the outstanding Common Stock owned by the particular person and by the group, but are not deemed outstanding for any other purpose.
 (2) Includes 150,000 shares of Common Stock pledged to secure a loan to Mr. McKerrow, Jr. over which he has sole voting and shared investment power; 5,265 shares of Common Stock held by Mr. McKerrow, Jr. as custodian for one of his daughters; and 1,000 shares of Common Stock held by Mr. McKerrow, Jr.'s wife, as to which shares Mr. McKerrow, Jr. disclaims beneficial ownership.
 (3) Consists solely of options to purchase shares of Common Stock which are currently exercisable.
 (4) Includes 50,000 shares of Common Stock pledged to secure a loan to Mr. San Martin over which Mr. San Martin has sole voting and shared investment power.
 (5) Includes 600 shares of Common Stock owned by Mr. McKerrow, Sr., as custodian for his grandchildren and 515,500 shares held by the George W. McKerrow, Sr. Revocable Trust. Mr. McKerrow is the sole trustee of such trust with sole voting and dispositive power over all 515,500 shares held by the trust.
 (6) Includes 246,251 shares held as Trustee of a retained annuity trust, 60,542 held by the Grace Family Limited Partnership, and 1,158,366 shares held as a General Partner of Grace Associates general partnership. The address for Mr. Grace is RARE Hospitality International, Inc., 8215 Roswell Road, Building 200, Atlanta, Georgia 30350.
 (7) Includes 11,000 shares with respect to Mr. Chapman and 14,000 shares with respect to Mr. Pawly that are subject to currently exercisable options.
 (8) Includes 7,000 shares owned jointly with his wife.
 (9) Includes 2,500 shares that are subject to currently exercisable options.
(10) Mr. Burnett resigned as the Company's Vice President of Operations effective September 1996.
(11) Includes options to purchase 36,280 shares of Common Stock which are currently exercisable and 200 shares of Common Stock held by Mr. Burnett's wife in an individual retirement account.
(12) Includes 11,700 shares that are subject to currently exercisable options.
(13) Includes 19,560 shares that are subject to currently exercisable options.
(14) Includes 369,960 shares of Common Stock that are subject to currently exercisable options.

EXECUTIVE COMPENSATION

     The following table presents certain summary information concerning compensation paid or accrued by the Company, for services rendered in all capacities during the fiscal years ended December 31, 1994, December 31, 1995, and December 29, 1996, for (i) the President and Chief Executive Officer of the Company; and (ii) each of the five other most highly compensated executive officers of the Company (determined as of the end of the last fiscal year) whose total annual salary and bonus exceeded $100,000 (collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                          LONG TERM
                                                                         COMPENSATION
                                                                         ------------
                                                   ANNUAL COMPENSATION    SECURITIES
                                                   -------------------    UNDERLYING   ALL OTHER
NAME AND PRINCIPAL POSITION                YEAR     SALARY     BONUS       OPTIONS    COMPENSATION
---------------------------                ----    --------   --------    ----------  ------------
George W. McKerrow, Jr. .................  1996    $120,000         --          --      $ 3,761(1)
  Chairman of the Board of                 1995     192,028         --          --        4,620(1)
  Directors and a Director                 1994     235,000         --          --        4,620(1)
Richard E. Rivera........................  1996     262,019   $275,000          --        9,600(3)
  President and Chief Executive            1995     250,000    275,000          --        9,600(3)
  Officer and a Director                   1994(2)  229,396    200,000     500,000       29,221(4)
William A. Burnett*......................  1996     138,942     27,000                   12,038(5)(6)
  Former Vice President of                 1995     135,000     47,000      11,400       12,662(7)(6)
  Operations                               1994(8)  100,618         --      60,000       12,572(4)
Anne D. Huemme...........................  1996     105,730     25,000          --        6,588(3)
  Chief Financial Officer                  1995      48,475         --          --        4,800(3)
                                           1994          --         --          --           --
Lane G. Schmiesing.......................  1996      93,146     18,000          --        9,600(3)
  Vice President Marketing...............  1995      89,180     15,000          --        9,600(3)
                                           1994          --         --          --           --

---------------

(1) Consists of discretionary and matching contributions to the Company's 401(k) Plan. The matching contributions are based on pre-tax elective contributions (included under salary and bonus) made to such plan.
(2) Mr. Rivera was employed by the Company effective February 1, 1994. See "Executive Compensation -- Employment Contracts."
(3) Consists of automobile allowance.
(4) Consists of moving expenses reimbursed to Mr. Rivera and Mr. Burnett in connection with moving their families and personal property to Atlanta, Georgia when they joined the Company.
(5) Includes $2,438 in discretionary and matching contributions to the Company's 401(k) Plan. The matching contributions are based on pre-tax elective contributions (included under salary and bonus) made to such plan.
(6) Includes a $9,600 automobile allowance.
(7) Includes $3,062 in discretionary and matching contributions to the Company's 401(k) Plan. The matching contributions are based on pre-tax elective contributions (included under salary and bonus) made to such plan.
(8) Mr. Burnett was employed by the Company effective March 14, 1994.
 *  Mr. Burnett resigned as an officer of the Company effective September 1996.

                       OPTION GRANTS IN LAST FISCAL YEAR

     The Company did not make any stock option grants to any Named Executive Officers in 1996.

                         FISCAL YEAR-END OPTION VALUES

                                                NUMBER OF SECURITIES
                                               UNDERLYING UNEXERCISED           VALUE OF UNEXERCISED
                                                      OPTIONS                   IN-THE-MONEY OPTIONS
                                               AT FISCAL YEAR-END(1)           AT FISCAL YEAR-END(2)
                                            ----------------------------    ----------------------------
NAME                                        EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
----                                        -----------    -------------    -----------    -------------
George W. McKerrow, Jr....................         --              --               --              --
Richard E. Rivera.........................    275,000(3)      200,000(4)    $2,818,750      $1,000,000
William A. Burnett........................     36,280(5)           --          267,850              --
Anne D. Huemme............................     11,700(6)       46,800(7)        49,625         198,500
Lane G. Schmiesing........................     19,560(8)       39,240(9)       152,200         285,300

---------------

(1) No stock options were exercised by any of the Named Executive Officers in 1996.
(2) The value of in-the-money options was calculated using the market value of the Common Stock on December 29, 1996 ($19, the closing sale price on the Nasdaq National Market).
(3) The exercise price of these options is $8.75.
(4) The number of securities underlying the options granted and the exercise prices for these options is as follows:

        NUMBER OF
        SECURITIES
        UNDERLYING
         OPTIONS          EXERCISE OR
         GRANTED          BASE PRICE
        ----------        -----------
         100,000            $12.00
         100,000            $16.00

(5) The exercise price of 30,000 of these options is $11.50, the exercise price of 4,000 of these options is $9.00 and the exercise price of the remaining 2,280 options is $17.75.
(6) The exercise price of 10,000 of these options is $14.25 and the exercise price of the remaining 1,700 options is $17.75.
(7) The number of securities underlying the options granted and the exercise price for these options is as follows:

        NUMBER OF
        SECURITIES
        UNDERLYING
         OPTIONS          EXERCISE OR
         GRANTED          BASE PRICE
        ----------        -----------
          40,000            $14.25
           6,800            $17.75

(8) The exercise price of 17,000 of these options is $10.75, the exercise price of 1,000 of these options is $9.00 and the exercise price of the remaining 1,560 options is $17.75.
(9) The number of securities underlying the options granted and the exercise price for these options is as follows:

        NUMBER OF
        SECURITIES
        UNDERLYING
         OPTIONS          EXERCISE OR
         GRANTED          BASE PRICE
        ----------        -----------
          30,000            $10.75
           3,000            $ 9.00
           6,240            $17.75

     Compensation of Directors. Directors of the Company who are not also employees receive an annual retainer of $4,000, director fees of $1,000 per meeting attended and $500 per committee meeting attended, plus reimbursement of travel and other expenses incurred in connection with the performance of their duties. Directors who are also employees of the Company are not paid any compensation for their services as directors. In addition, non-employee Directors are also eligible to receive formula plan stock options under the Company's 1996 Stock Plan for Outside Directors ("Directors Plan"). In 1996, Messrs. Chapman, Metz, Pawly and San Martin each received options to purchase 5,000 shares of Common Stock at an exercise price of $21.25 under the Directors Plan.

     Employment Contracts. Effective January 1, 1992, the Company entered into an employment agreement with Mr. McKerrow, Jr. which provided for annual salary of $220,000. Effective January 1, 1993, the annual salary of Mr. McKerrow, Jr. was changed to $235,000 and, on August 1, 1995, Mr. McKerrow's annual salary was changed to $120,000. This agreement also provides for the employment of Mr. McKerrow, Jr. for an indefinite period in the position he currently occupies, which employment may be terminated by either party at will. In addition, Mr. McKerrow, Jr. agrees that for a period of one year following the termination of his employment with the Company, without the consent of the Company he will not engage, in a general management capacity, in the operation of a steak restaurant within the Company's then current market areas.

     Effective February 1, 1994, the Company entered into an employment agreement with Mr. Richard E. Rivera, the Company's President and Chief Executive Officer (the "Employment Agreement"). Under the Employment Agreement, which expires on January 31, 1999, Mr. Rivera receives an annual salary of $250,000 and an annual bonus based upon growth in the Company's earnings per share in each calendar year beginning with 1994.

     In the event Mr. Rivera is terminated without cause or his employment is terminated due to his death or disability, he will be entitled to receive the compensation owed but unpaid for performance rendered under the Employment Agreement as of the date of termination and any additional compensation he may be entitled to receive under the terms of any employee benefit plan. In addition, (i) in the event Mr. Rivera is terminated without cause, the Company will be obligated to pay him his base compensation as of the date of termination of such employment from the date of such termination for the lesser of (a) two years or (b) the remaining term of the Employment Agreement; (ii) in the event Mr. Rivera is terminated due to his death the Company will pay to the personal representative of Mr. Rivera a lump sum amount equal to one-half of his annual salary as in effect on the date of his death; and (iii) in the event Mr. Rivera is terminated due to incapacity the Company will pay to Mr. Rivera, for up to 90 days, an amount equal to the difference between the amount of Mr. Rivera's then level of base compensation and 150% of the amount paid to Mr. Rivera under any short-term disability insurance policy obtained by Mr. Rivera under the Company's group coverage until the Company's long-term disability insurance begins to pay. In the event Mr. Rivera elects to terminate the Employment Agreement (as might be the case if he resigned), or is terminated for cause, he will only receive any unpaid portion of his compensation owed under the Employment Agreement and any additional compensation he may be entitled to receive under the terms of any employee benefit plan.

     The Employment Agreement also contains certain provisions relating to unauthorized disclosure of confidential information, recognition of the proprietary rights and non-competition provisions which provide that without the consent of the Company Mr. Rivera will not compete with the Company during his employment nor for a period of 12 months following his termination.

     The Employment Agreement provided for the granting of two groups of stock options to Mr. Rivera. First, effective February 1, 1994, Mr. Rivera was granted incentive stock options under the Incentive Plan to purchase a total of 14,583 shares of the Company's Common Stock. Second, the Employment Agreement provided, on a one-time basis only, for the grant of an option to purchase 485,417 shares of Common Stock (the "Option"). The Option was granted pursuant to a stock option agreement by and between the Company and Mr. Rivera, dated as of January 6, 1994, in consideration of Mr. Rivera's entering into the Employment Agreement, accepting employment with the Company, and performing services on behalf of the Company.

     Mr. Burnett resigned as an officer of the Company effective September 1996 to become a joint venture partner of the Company in Georgia. Pursuant to his severance package, Mr. Burnett continued to receive his salary and benefits as an employee by the Company through March 31, 1997.

SHAREHOLDER RETURN ANALYSIS

     The following line-graph presentation compares cumulative shareholder returns of the Company, with the Nasdaq Stock Market (U.S. Companies) and a Peer Index for the period beginning on March 31, 1992 (assuming the investment of $100 in the Company's Common Stock, the Nasdaq Stock Market (U.S. Companies), and the Peer Index at the initial public offering price on March 31, 1992, and reinvestment of all dividends).

                            YEAR-END TOTAL RETURNS

                                       1992     1993     1994     1995     1996
RARE HOSPITALITY INTERNATIONAL, INC.  145.313   51.562   53.125  110.937  118.750
NASDAQ STOCK MARKET                   112.790  128.689  125.826  178.926  220.514
PEER INDEX                            118.969  122.077   88.189  101.184   97.853

     Total return calculations for the Nasdaq Stock Market (U.S. Companies) and the Peer Index were prepared by the Center for Research in Security Prices, The University of Chicago. The Peer Index is composed of 50 companies, including the Company, offering a wide variety of restaurant services and franchising found in the Standard Industrial Classification ("SIC") Code groups 5810 and 5812. Information with regard to SIC classifications in general can be found in the Standard Industrial Classification Manual published by the Executive Office of the President, Office of Management and Budget. Specific information regarding the companies comprising the Peer Index will be provided to any shareholder upon request to the Secretary of the Company.

COMPENSATION AND STOCK OPTION COMMITTEES REPORT ON EXECUTIVE COMPENSATION.

     The compensation of the Company's executive officers, including those with employment agreements, are reviewed annually for adjustment by the Compensation Committee. Executive officers other than Mr. Rivera are eligible for annual cash bonuses in the sole discretion of the Compensation Committee based upon both the growth in the Company's earnings per share and the Compensation Committee's evaluation of the individual's performance and contribution to such growth. Mr. Rivera's employment agreement provides for an annual bonus based upon the growth in the Company's earnings per share. In addition to salary and bonus, the Company's executive officers are eligible to receive options to purchase shares of the Company's common stock under the Company's Amended and Restated 1992 Incentive Plan. The Stock Option Committee (whose members are eligible to receive stock options only under the Directors
Plan) is responsible for determining the key employees to whom options will be granted.

     In January 1996, the Compensation Committee reviewed the compensation of the Company's executive officers and determined that the level of such compensation would be increased from the compensation for 1995 in light of level of responsibility of the executive officers, prior experience and achievements, and the importance of each officer's contribution to the Company. The compensation of Mr. Rivera was reviewed by the Committee in connection with his employment, his services to the Company and the benefits to the Company from his efforts. After such review, the Committee approved a five percent increase in Mr. Rivera's 1996 base compensation as compared to his base compensation for 1995. The Compensation Committee's determinations of the level of compensation of the Named Executive Officers described in "Executive Compensation" above was also based upon a review of compensation levels at comparable companies in the Peer Index and the prior level of the executive's pay.

     The Stock Option Committee determines from time to time the key employees of the Company who are entitled to receive options under the Incentive Plan and from time to time grants to such key employees options under the Incentive Plan to provide greater incentive to such employees to increase the long term value of the Company and its stock. The Stock Option Committee granted no options to executive officers in 1996.

     The Compensation Committee approved the Company's employment agreement with Mr. Richard E. Rivera, described above under "Executive Compensation" and Mr. Rivera was compensated in 1996 in accordance with the provisions of that Agreement, including the payment of a $275,000 bonus with respect to such year. Mr. George W. McKerrow, Jr. was paid at an annual rate of $120,000 for 1996. These levels of salary and bonus were approved by the Compensation Committee after considering compensation information from the companies in the Peer Index and, with respect to Mr. Rivera's bonus, after consideration of the growth of the Company.

     Section 162(m) of the Internal Revenue Code (the "Code") adopted as part of the Revenue Reconciliation Act of 1993, generally limits to $1 million the deduction that can be claimed by any publicly-held corporation for compensation paid to any "covered employee" in any taxable year beginning after December 31, 1993. The term "covered employee" for this purpose is defined generally as the Chief Executive Officer and the four other highest paid employees of the Company. Performance-based compensation is outside the scope of the $1,000,000 million limitation and, hence, generally can be deducted by a publicly-held corporation without regard to amount, provided that, among other requirements, such compensation is approved by the shareholders. Because of the current levels of compensation of the Company's highest paid employees, the Compensation Committee has not yet developed a formal policy on this matter. Generally speaking, the Compensation Committee's executive compensation policies are performance-based, as described above.

COMPENSATION COMMITTEE      STOCK OPTION COMMITTEE
Don Chapman                 Don Chapman
John C. Metz                John C. Metz
John G. Pawly               John G. Pawly

CERTAIN TRANSACTIONS

     Longhorn of Tennessee. Longhorn Steaks of Tennessee, Inc., which was acquired by the Company in April 1992, operated two LongHorn Steakhouses in Nashville, Tennessee pursuant to a franchise agreement with the Company. In connection with the acquisition, the Company assumed a lease on one restaurant site and agreed to indemnify the former shareholders of Longhorn of Tennessee, including Messrs. McKerrow, Sr., McKerrow, Jr. and San Martin, from any losses resulting from the Company's failure to perform its obligations under this lease. Future minimum lease payments under this lease aggregated $219,374 at December 29, 1996.

     Other Transactions. The Company leases the land and buildings in which it operates its Tucker, Georgia restaurant from a partnership that is owned 15% by Mr. McKerrow, Sr., 15% by Mr. McKerrow, Jr., 10% by Mr. San Martin and 60% by three unrelated individuals. This lease was entered into for a term of five years beginning on July 1, 1986, renewable for two additional five year periods, and provides for monthly rent equal to the greater of $3,700 ($4,200 and $4,700, respectively, in the two subsequent five-year periods) or 5% of the restaurant's adjusted gross revenues. The lease was renewed for an additional five-year period beginning on July 1, 1991. Under the terms of the lease, the Company pays all taxes, utilities, and maintenance of the leased premises. This lease is on substantially the same terms as other leases the Company has entered into with unrelated parties with respect to other Company-owned restaurants. The Company paid the partnership rent of $119,990 in 1996.

     RDM Design, a company owned by Robert D. McKerrow, AIA, the brother of George W. McKerrow, Jr. and the son of George W. McKerrow, Sr., provides architectural design services to the Company. RDM Design received fees for such services (including payments for subcontracted services) in the amount of $114,000 in 1996.

                                  PROPOSAL II

                     RATIFICATION OF SELECTION OF AUDITORS

     The Company's Board of Directors has selected KPMG Peat Marwick LLP to conduct the annual audit of the financial statements of the Company for the fiscal year ending December 28, 1997. The ratification by the shareholders of the selection of KPMG Peat Marwick LLP as independent auditors is not required by law or by the Bylaws of the Company. The Board of Directors, consistent with the practice of most publicly held corporations, is nevertheless, submitting this selection to the shareholders. If this selection is not ratified at the Meeting, the Board of Directors intends to reconsider its selection of independent auditors for the fiscal year ending December 28, 1997.

     Representatives of KPMG Peat Marwick LLP will be present at the Meeting with an opportunity to make statements, if they so desire, and to respond to appropriate questions with respect to that firm's audit of the Company's financial statements for the fiscal year ended December 29, 1996.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE SELECTION OF KPMG PEAT MARWICK LLP AS INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 28, 1997. RATIFICATION OF KPMG PEAT MARWICK LLP REQUIRES THAT THE VOTES CAST IN FAVOR OF RATIFICATION EXCEED THE VOTES CAST AGAINST RATIFICATION AT THE MEETING AT WHICH A QUORUM IS PRESENT.

                             SHAREHOLDER PROPOSALS

     ANY PROPOSAL WHICH A COMPANY SHAREHOLDER INTENDS TO BE PRESENTED AT THE NEXT ANNUAL MEETING OF SHAREHOLDERS TO BE HELD IN 1998 MUST BE RECEIVED BY THE COMPANY ON OR BEFORE DECEMBER 26, 1997. Only proper proposals which are timely received will be included in the Proxy Statement and Proxy.

                                 OTHER MATTERS

EXPENSES OF SOLICITATION

     The cost of soliciting proxies in the accompanying form will be borne by the Company. In addition to the use of the mails, proxies may be solicited by directors, officers or other employees of the Company, personally, or by telephone. The Company does not expect to pay any compensation for the solicitation of proxies, but may reimburse brokers, custodians or other persons holding stock in their names or in the names of nominees for their expenses in sending proxy materials to principals and obtaining their instructions.

SECTION 16(A) REPORTING

     Based solely on a review of the copies of reports furnished to the Company, or written representations that no annual forms (Form 5) were required, the Company believes that, during the 1996 fiscal year, all filing requirements of its officers, directors and 10% shareholders for reporting to the Securities and Exchange Commission their ownership and changes in ownership of Common Stock (as required pursuant to Section 16(a) of the Securities Exchange Act of 1934) were complied with, except for the following: (i) Mr. John C. Metz filed one Form 4 late which form covered one transaction; (ii) Mr. George W. McKerrow, Jr. filed one Form 5 late which form covered two exempt gifts; and (iii) Mr. Don L. Chapman, Mr. John C. Metz, Mr. John G. Pawly and Mr. Ronald W. San Martin filed Forms 5 one day late which forms covered shares received in the Outside Directors Plan adopted in 1996, and in Mr. Metz case which form covered one additional Form 4 transaction. Mr. Grace is filing an amended Form 5 to include a right to purchase shares triggered by the retirement of an officer prior to the acquisition of Bugaboo Creek Steak House, Inc. by the Company.

MISCELLANEOUS

     Management does not know of any matters to be brought before the Meeting other than as described in this Proxy Statement. Should any other matters properly come before the Meeting, the persons designated as proxies will vote in their sole discretion on such matters.

                                                                    APPENDIX A

PROXY                 RARE HOSPITALITY INTERNATIONAL, INC.
                                ATLANTA, GEORGIA
                         ANNUAL MEETING OF SHAREHOLDERS

    The undersigned shareholder of RARE Hospitality International, Inc. (the "Company"), Atlanta, Georgia, hereby constitutes and appoints Richard E. Rivera and Anne D. Huemme, or either one of them, each with full power of substitution, to vote the number of shares of Company common stock which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders to be held at the Ritz-Carlton Buckhead, 3434 Peachtree Road, Atlanta, Georgia, on Tuesday, May 20, 1997, at 3:00 p.m. local time, or at any adjournments thereof (the "Meeting"), upon the proposals described in the Notice of Annual Meeting of Shareholders and Proxy Statement, both dated April 25, 1997, the receipt of which is acknowledged, in the manner specified below. The proxies, in their discretion, are further authorized to vote for the election of a person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve, are further authorized to vote on matters which the Board of Directors does not know a reasonable time before making the proxy solicitation will be presented at the Meeting, and are further authorized to vote on other matters which may properly come before the Meeting and any adjournments thereof. The Board of Directors recommends a vote FOR Proposals 1 and 2.

1. ELECTION OF DIRECTORS: To elect George W. McKerrow, Jr., Richard E. Rivera and Edward P. Grace, III to serve as Class II directors until the 2000 Annual Meeting of Shareholders of the Company and until their successors are elected and qualified:
                FOR [ ]        WITHHOLD AUTHORITY [ ]
    To withhold authority for any individual nominee(s), write the name of the nominee(s) in the space provided:

--------------------------------------------------------------------------------

2. RATIFICATION OF AUDITORS: To ratify the selection of KPMG Peat Marwick to serve as the independent auditors of the Company for the fiscal year ending December 28, 1997:
                FOR [ ]        AGAINST [ ]        ABSTAIN [ ]

    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2, AND WITH DISCRETIONARY AUTHORITY ON ALL OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

    Please sign exactly as your name appears on your stock certificate and date. Where shares are held jointly, each shareholder should sign. When signing as executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                         ---------------------------------------
                                         Signature of Shareholder

                                         ---------------------------------------
                                         Signature of Other Shareholder

                                         Dated ___________________________, 1997

                                                 Month               Day

THIS PROXY IS SOLICITED ON BEHALF OF RARE HOSPITALITY INTERNATIONAL, INC.'S BOARD OF DIRECTORS AND MAY BE REVOKED BY THE SHAREHOLDER PRIOR TO ITS EXERCISE.